UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 22, 2019

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 793-2145

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 18, 2019 (the “Petition Date”), Pernix Therapeutics Holdings, Inc. (“Pernix” or the “Company”) and Pernix’s wholly-owned subsidiaries (together with Pernix, the “Debtors”) filed voluntary petitions commencing cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”) (jointly administered proceedings under the caption In re Pernix Sleep, Inc., et al. Case No. 19-10323 (lead case)).

On the Petition Date in connection with the Chapter 11 Cases, the Debtors filed a motion seeking authority to execute, enter into and perform under a debtor-in-possession financing facility on the terms set forth in that certain Senior Secured Super-priority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), by and among the Company, as borrower (the “Borrower”), the Lenders (as defined therein) party thereto, and Cantor Fitzgerald Securities, as administrative agent (in such capacity, the “DIP Agent”), a form of which was filed with the Court on the Petition Date, which became effective as of February 22, 2018, upon the entry of the order of the Bankruptcy Court approving the DIP Credit Agreement (the “DIP Order”) and the satisfaction of certain other conditions to effectiveness.

The DIP Credit Agreement provides for a senior secured super-priority debtor-in-possession multi-draw term loan financing facility (the “DIP Facility”) in an aggregate amount of up to approximately $34.5 million, $15.0 million of which (the “New Money General Purpose Term Loans”) will be in the form of committed new money loans, with a $5.0 million accordion facility, and approximately $14.5 million of which (the “New Money ABL Refinancing Loans”) will be used to refinance all outstanding loans and accrued interest and undrawn line fees under Pernix’s asset-based revolving credit facility due 2022 (the “Existing Credit Facility”). Up to $4.0 million of the New Money General Purpose Term Loans will be available to the Company on an interim basis.

The proceeds of the DIP Facility will be used by the Company in accordance with a Court-approved budget (i) to refinance the Existing Credit Facility, (ii) for working capital and general corporate purposes of the Debtors and (iii) to pay fees, costs and expenses related to the DIP Facility.

The maturity date of the loans to be made under the DIP Facility is the earliest to occur of: (i) the date that is 180 days after the closing and initial funding under the DIP Facility and (ii) substantial consummation of a chapter 11 plan, subject to earlier termination upon the occurrence of an Event of Default (as defined in the DIP Credit Agreement). The outstanding principal on the loans under the DIP Facility will bear interest at a rate of LIBOR plus 6.0%, payable monthly in cash in arrears, and a 1.0% fee will be payable at maturity on the New Money General Purpose Term Loans.

Pursuant to the terms of the DIP Credit Agreement, certain of the other Debtors, as subsidiary guarantors (each, a “Guarantor” and collectively with the Borrower, the “DIP Loan Parties”) will guarantee the obligations of the Borrower under the DIP Facility. Subject to certain exceptions, the DIP Facility will be secured by a first priority perfected security interest in all of the assets of each DIP Loan Party. The security interests and liens are subject only to certain carve-outs and certain permitted liens.

The DIP Facility is subject to certain customary affirmative and negative covenants and events of default as set forth in the DIP Credit Agreement.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement filed hereto as Exhibit 10.1

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 22, 2019, the Company received a letter (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, Nasdaq has determined that the Company’s common stock will be delisted from Nasdaq.

In the Notice, Nasdaq stated that it reached its decision based on the following factors: (i) the Company’s announcement that the Company filed for protection under Chapter 11 of the U.S. Bankruptcy Code (the “Filing”), and associated public interest concerns raised by the Filing; (ii) concerns regarding the residual equity interest of the existing listed securities holders; and (iii) concerns about the Company’s ability to sustain compliance with all requirements for continued listing on Nasdaq, including Nasdaq Listing Rules 5450(b)(1)(c) and 5450(a)(1). As previously disclosed, on October 17, 2018, Nasdaq notified the Company that its market value of publicly held shares had closed below $15,000,000 for 30 consecutive trading days, and accordingly, that it did not comply with Nasdaq Listing Rule 5450(b)(1)(c). Two days later, on October 19, 2018, Nasdaq also notified the Company that the bid price of its common stock had closed below $1 per share for 30 consecutive trading days, and that it also did not comply with Listing Rule 5450(a)(1).

Unless the Company requests an appeal of Nasdaq’s delisting determination, trading of the Company’s common stock will be suspended at the opening of business on March 4, 2019, and a Form 25-NSE will be filed by Nasdaq with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s common stock from listing and registration on Nasdaq. At this time, in light of Nasdaq’s continued listing requirements, including the Nasdaq Listing Rules 5450(b)(1)(c) and 5450(a)(1) and the Company’s non-compliance therewith, the early status of the Filing and the demands the Filing has posed on the Company’s resources, and the low likelihood of success in an appeal, the Company does not expect to appeal Nasdaq’s determination to delist the Company’s common stock.

The Company cautions that trading in the Company’s common stock during the pendency of the Filing is highly speculative and poses substantial risks. Trading prices for the Company’s common stock bear little or no relationship to the actual recovery, if any, by holders of the Company’s common stock in the Chapter 11 Cases.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	DIP Credit Agreement, dated February 22, 2019, among Pernix Therapeutics Holdings, Inc., as borrower, the lenders named therein and Cantor Fitzgerald Securities, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Date: February 27, 2019	By:	/s/ John A. Sedor
John A. Sedor
Chief Executive Officer

Exhibit No.	Description
10.1	DIP Credit Agreement, dated February 22, 2019, among Pernix Therapeutics Holdings, Inc., as borrower, the lenders named therein and Cantor Fitzgerald Securities, as administrative agent.